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                                                                    EXHIBIT 99.1

CONSENT OF DIRECTOR NOMINEE


I hereby consent to being named as a nominee to the Board of Directors of Xenogen Corporation, a Delaware corporation, in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission.


January 23, 2001


By: /s/ Robert W. Breckon
    ----------------------------
    Robert W. Breckon